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                                                                    Exhibit 14.2

                                                                     Application

                          THE OAKMARK FAMILY OF FUNDS
                      STATE STREET BANK AND TRUST COMPANY
                    INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT
           APPLICATION AND ADOPTION AGREEMENT ("ADOPTION AGREEMENT")

     I, the person signing this Adoption Agreement (hereinafter called the "Depositor"), establish an Individual Retirement Account (IRA), which is either a Regular IRA or a Roth IRA, as indicated below, (the "Account") with State Street Bank and Trust Company as Custodian ("Bank"). A Regular IRA operates under Internal Revenue Code Section 408(a). A Roth IRA operates under Internal Revenue Code Section 408A. I agree to the terms of my Account, which are contained in the applicable provisions of the document entitled "State Street Bank and Trust Company Individual Retirement Custodial Account" and this Adoption Agreement. I certify the accuracy of the information in this Adoption Agreement. My Account will be effective upon acceptance by Bank.

PART 1.   DEPOSITOR INFORMATION
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Print Full Name                                        Social Security
                                                       Number
------------------------------------------------------ -------------------------
Address                                                Date of Birth
                                                       (           )
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City State      Zip                                    Daytime Telephone
                                                       No.

PART 2.   IRA ELECTION

INSTRUCTIONS: To establish a Regular IRA, check Box A and complete Part A. To establish a Roth IRA, check Box B and complete Part B. (In either case, complete
Part 3 to select your investment choices, and sign at the end of Part 5.)

[ ] A. REGULAR IRA By checking this box, I designate my Account as a Regular IRA under Code Section 408(a). (Complete 1, 2, 3 or 4 below to indicate the type of Regular IRA you are opening. Check box 5, if applicable.)

1.   [ ]   ANNUAL CONTRIBUTIONS
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Current Contribution for the tax year.

     Check enclosed for $.

     This contribution does not exceed the maximum permitted amount as described in the Regular IRA Disclosure Statement.

2.   [ ]   TRANSFER



[ ] Transfer of existing Regular IRA directly from current Custodian or Trustee. Complete the IRA Transfer of Assets Form.

[ ] The transferring IRA held annual contributions by me (or amounts transferred or rolled over from another IRA holding annual contributions).

[ ] The transferring IRA held only amounts that were originally contributions to an employer qualified plan or 403(b) plan.

3.   [ ]   ROLLOVER

The requirements for a valid rollover are complex. See the Regular IRA Disclosure Statement for additional information and consult your tax advisor for help if needed. Check enclosed for $.

[ ] Rollover of a qualifying rollover distribution to Depositor from an employer plan or 403(b) arrangement, or rollover from another Regular IRA which held only assets distributed to Depositor from an employer plan or 403(b) arrangement and to which Depositor made no direct contributions.

[ ] Rollover of distribution to Depositor from another Regular IRA that held amounts that originated from annual contributions by the Depositor.

4.   [ ]   DIRECT ROLLOVER

[ ]  Direct rollover of an eligible distribution from a qualified plan.

[ ] Direct rollover of an eligible distribution from a 403(b) account or annuity.

     Direct rollovers are described in the Regular IRA Disclosure Statement.

5.   [ ]   SEP PROVISION_ check here if the Depositor intends to use this
     Account in connection with a SEP Plan or grandfathered SARSEP Plan established by the Depositor's employer.


[ ]  B.  ROTH IRA_ By checking this box, I designate my Account as a Roth IRA
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under Code Section 408A. (Complete 1, 2, 3 or 4 below to indicate the type of
Roth IRA you are opening.)

1.  [ ]   ANNUAL CONTRIBUTIONS

Current Contribution for the tax year .

     Check enclosed for $.

     This contribution does not exceed the maximum permitted amount as described in the Roth IRA Disclosure Statement.

2.  [ ]   CONVERSION OF AN EXISTING OAKMARK FUNDS REGULAR IRA TO A ROTH IRA.

     Current Regular IRA Account No.:

     Amount Converted

[ ]   All

[ ]   Part (specify how much): $

3.  [ ]   ROLLOVER OR TRANSFER FROM EXISTING REGULAR IRA TO A ROTH IRA*

4.  [ ]   ROLLOVER OR TRANSFER FROM EXISTING ROTH IRA TO A ROTH IRA*

     Date existing Roth IRA was originally opened:

     Indicate whether any amount in the existing Roth IRA represents amounts converted or transferred from a Regular IRA into such other Roth IRA:

                              [ ] Yes      [ ] No

     If yes, date of the most recent conversion or transfer into such other
     Roth:

     * Complete the IRA Transfer of Assets Form if either 3 or 4 is checked and the transaction is a transfer (as opposed to a rollover).

     Note: If a conversion, rollover or transfer from a Regular IRA to a Roth IRA is being made, only amounts converted, rolled over or transferred during the same tax year will be accepted in a single Roth IRA. A separate Roth IRA must be established to hold such amounts from a different tax year. Annual contributions may not be deposited in a Roth IRA holding such converted, rolled over or transferred amounts.

PART 3.  INVESTMENTS

Invest contributions to my Account as follows:
Minimum investment per fund $1,000.
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        Oakmark                         %       or             $
        Oakmark Select                  %
        Oakmark Equity & Income         %
        Oakmark International           %
        Oakmark International           %
          Small Cap
        Must Total                   100%
        $5 Setup fee [ ] enclosed  or
          [ ] deduct
        $10 Annual fee [ ] enclosed  or
          [ ] deduct


     I acknowledge that I have sole responsibility for my investment choices and that I have received a current prospectus. Please read the prospectus before investing.
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PART 4.  DESIGNATION OF BENEFICIARY

     As Depositor, I hereby make the following designation of beneficiary in accordance with the State Street Bank and Trust Company Regular Individual Retirement Custodial Account, or Roth Individual Retirement Custodial Account:

     In the event of my death, pay any interest I may have under my Account to the following Primary Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Primary Beneficiary predeceases me, his share is to be divided among the Primary Beneficiaries who survive me in the relative proportions assigned to each such surviving Primary Beneficiary.

PRIMARY BENEFICIARY OR BENEFICIARIES:

     Name              Relationship       Date of     Social Security    Proportion
                                           Birth           Number
===============      ================    =========   ================   ============

---------------      ----------------    ---------   ----------------   ------------

---------------      ----------------    ---------   ----------------   ------------

     If none of the Primary Beneficiaries survives me, pay any interest I may have under my Account to the following Alternate Beneficiary or Beneficiaries who survive me. Make payment in the proportions specified below (or in equal proportions if no different proportions are specified). If any Alternate Beneficiary predeceases me, his share is to be divided among the Alternate Beneficiaries who survive me in the relative proportions assigned to each such surviving Alternate Beneficiary.

ALTERNATE BENEFICIARY OR BENEFICIARIES:

     Name              Relationship       Date of     Social Security    Proportion
                                           Birth           Number
===============      ================    =========   ================   ============

---------------      ----------------    ---------   ----------------   ------------

---------------      ----------------    ---------   ----------------   ------------

     IMPORTANT: This Designation of Beneficiary may have important tax or estate planning effects. Also, if you are married and reside in a community property or marital property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin), you may need to obtain your spouse's consent if you have not designated your spouse as primary beneficiary for at least half of your Account. See your lawyer or other tax professional for additional information and advice.


SPOUSAL         This section should be reviewed if the accountholder is married
CONSENT    and designates a beneficiary other than the
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           spouse. It is the accountholder's responsibility to determine if this section applies. The accountholder may need to consult with legal counsel. Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the accountholder to provide proper spousal consent.
                I am the spouse of the above-named accountholder. I
           acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.
                I hereby consent to the beneficiary designation(s)
           indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Custodian or Sponsor.

                 --------------------------------------------   ---------------
                 Signature of Spouse                            Date

                 --------------------------------------------   ---------------
                 Signature of Witness for Spouse                Date


PART 5.  CERTIFICATIONS AND SIGNATURES

     If the Depositor has indicated a Regular IRA Rollover or Direct Rollover above, Depositor certifies that the contribution does not include any employee contributions to any qualified plan (other than accumulated deductible employee contributions) or 403(b) arrangement; that any assets transferred in kind by Depositor are the same assets received by the Depositor in the distribution being rolled over; if the distribution is from another Regular IRA, that Depositor has not made another rollover within the one-year period immediately preceding this rollover; that such distribution was received within 60 days of making the rollover to this Account; and that no portion of the amount rolled over is a required minimum distribution under the required distribution rules.

     If Depositor has indicated a Conversion, Transfer or a Rollover of an existing Regular IRA to a Roth IRA, Depositor acknowledges that the amount converted will be treated as taxable income (except for prior nondeductible contributions) for federal income tax purposes. If Depositor has indicated a Rollover from another Roth IRA (Item 4 of Part B above), Depositor certifies that the information given in Item 4 is correct and acknowledges that adverse tax consequences or penalties could result from giving incorrect information.

     Depositor has received and read the applicable sections of the "State Street Bank and Trust Company Universal Individual Retirement Account Disclosure Statement" relating to this Account (including the Custodian's fee schedule), the Custodial Account document, and the "Instructions" pertaining to this Agreement. Depositor acknowledges receipt of the Universal Individual Retirement Custodial Account document and Universal IRA Disclosure Statement at least 7 days before the date inscribed below and acknowledges that Depositor has no further right of revocation.

     Depositor acknowledges and understands that the beneficiaries named herein may be changed or revoked at any time by filing a new designation in writing with the Custodian. All forms must be acceptable to the Custodian and dated and signed by the Depositor.
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     Under penalty of perjury, I hereby certify that I am NOT currently subject to IRS backup withholding. (Cross out "NOT" if you are currently subject to withholding.)

     Under penalty of perjury, I hereby certify that the Taxpayer Identification Number given is correct.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

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Signature of Depositor

Date

Custodian Acceptance. State Street Bank and Trust Company will accept appointment as Custodian of the Depositor's Account. However, this Agreement is not binding upon the Custodian until the Depositor has received a statement of the transaction. Receipt by the Depositor of a confirmation of the purchase of the Fund shares indicated above will serve as notification of State Street Bank and Trust Company's acceptance of appointment as Custodian of the Depositor's Account.

STATE STREET BANK AND TRUST COMPANY, CUSTODIAN

By

Date

     If the Depositor is a minor under the laws of the Depositor's state of residence, a parent or guardian must also sign the Agreement here. Until the Depositor reaches the age of majority, the parent or guardian will exercise the powers and duties of the Depositor.

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                                                 Signature of Parent or Guardian

         RETAIN A PHOTOCOPY OF THE COMPLETED AGREEMENT FOR YOUR RECORDS